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                                                                    EXHIBIT 99.3


                  Consent of Person About to Become a Director


Extended Systems Incorporated
5777 North Meeker Avenue
Boise, ID 83713

     In accordance with Rule 438 under the Securities Act of 1933, I hereby consent to being named as a person about to become a director of Extended Systems Incorporated (the "Company") in the Company's Registration Statement on Form S-4 and any amendments thereto.

                                                      /s/ Russ McMeekin
                                                     ---------------------------
                                                     Russ McMeekin


Date: June 25, 2002